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                                                                    Exhibit 32.2

                    Certification of Chief Financial Officer

Pursuant to 18 U.S.C.ss.1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NHT, Inc., General Partner for National Housing Trust Limited Partnership (the "Company:") hereby certifies, to such officer's knowledge, that:

         (i) the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2003       By  /s/ Susan E. Basting
                                  --------------------
                                   Susan E. Basting, Treasurer
                                   and Chief Financial Officer
                                   NHT, Inc., General Partner for
                                   National Housing Trust Limited Partnership

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss.1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.